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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Kroll Holdings, Inc.
New York, New York

We consent to the use in this Registration Statement of the O'Gara Company on Form S-4 of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated March 13, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

New York, New York
September 17, 1997